UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Agencia Comercial Spirits Ltd

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist. Taichung City, Taiwan (R.O.C.)	42061
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.00004 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-288600

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of class A ordinary shares, par value $0.00004 per share, of Agencia Comercial Spirits Ltd (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-288600) initially filed with the Securities and Exchange Commission on July 10, 2025, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

The ordinary shares to be registered hereby have been approved for listing on the Nasdaq Stock Market under the symbol “AGCC.”

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 3, 2025	Agencia Comercial Spirits Ltd

	By:	/s/ Tsai Yi Yang
	Name:	Tsai Yi Yang
	Title:	Director and Chief Executive Officer

	By:	/s/ Wong Man Ue, Nick
	Name:	Wong Man Ue, Nick
	Title:	Chief Financial Officer

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